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                                                                 EXHIBIT 5.1

                      COTTON, BLEDSOE, TIGHE & DAWSON
                        A PROFESSIONAL CORPORATION
                            ATTORNEYS AT LAW
                               SUITE 300
                           500 WEST ILLINOIS
                        MIDLAND, TEXAS 79701-4337
                       P.O. BOX 2776 ZIP 79702-2776
                        TELEPHONE (915) 684-5782
                           FAX (915) 682-3672

                               ----------

                             HOUSTON OFFICE
                               SUITE 3940
                           1600 SMITH STREET
                       HOUSTON, TEXAS 77002-7345
                       TELEPHONE (713) 759-9281
                          FAX (713) 759-0458


                            August 30, 1996


Costilla Energy, Inc.
400 West Illinois, Suite 1000
Midland, Texas 79701

 Re:      Registration Statement on Form S-1
          (Registration No. 333-08913)

Gentlemen:

     We have acted as counsel for Costilla Energy, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,000,000 shares (the "Firm Shares") of the common stock, par value $0.10 per share (the "Common Stock"), of the Company be sold to the several Underwriters to be named in
Schedule 1 (collectively, the "Underwriters") attached to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and between the Underwriters, for whom Prudential Securities Incorporated and Rauscher Pierce Refsnes, Inc. are acting as representatives, the Company, and Costilla Energy, L.L.C. The Company has also granted to the Underwriters an option to purchase up to an additional 600,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 3 of the Underwriting Agreement. The Firm Shares and the Option Shares are referred to collectively herein as the "Shares." A Registration Statement on Form S-1 (Registration No. 333-08913) covering the sale of the Shares was filed under the Act with the Securities and Exchange Commission (the "Commission") on July 26, 1996, as amended by Amendment No. 1 to be filed with the Commission on August 30, 1996 (the "Registration Statement").

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Costilla Energy, Inc.
August 30, 1996
Page 2

     In reaching the conclusions expressed in this opinion, we have examined signed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon originals, or copies certified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters, (iii) the form of Underwriting Agreement, and (iv) such other agreements and instruments relating to the Company as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed. In rendering such opinions, we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificates or the person providing such information had knowledge, without investigation into or verification of such information. Furthermore, in rendering such opinions we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are authentic, accurate and complete, and that all documents submitted to use as copies are true, correct and complete copies of the originals thereof. We have also assumed that the Underwriting Agreement will be executed in substantially the same form as presented to us.

     Based solely upon the foregoing, subject to the assumptions, limitations and qualifications set forth herein, and specifically limited in all respects to the laws of the State of Texas, of the United States of America and the General Corporation Law of the State of Delaware, we are of the opinion that the Shares of the Company registered pursuant to the Registration Statement have been duly and validly authorized by the Company and, when paid for, issued or sold and delivered in accordance with the terms of the Underwriting Agreement and the Registration Statement, such Shares will be legally issued, fully paid and nonassessable. Please note in this regard that we are not licensed to practice law in the State of Delaware, but have reviewed Delaware law in connection with the opinions expressed herein.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under the Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is rendered only to the Company and solely for the benefit of the Company and the Commission in connection with the registration and the issuance of the

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Costilla Energy, Inc.
August 30, 1996
Page 3

Shares pursuant to the Registration Statement. This opinion may not be otherwise used, circulated, quoted, relied upon, or referred to by you or the Commission for any other purpose or by any other person, firm or corporation for any purpose, without our prior written consent.

                              Yours very truly,

                         COTTON, BLEDSOE, TIGHE & DAWSON


                         By:  /s/ Richard T. McMillan
                            ---------------------------
                                Richard T. McMillan